Exhibit (e)(2)

AMENDED SCHEDULE A

to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Name of Fund	Annual Sub-Advisory Fee (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio – Series 5	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 6	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 7	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 8	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 9	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 10	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 11	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 12	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 13	0.1125% Offering Period 0.270% Guarantee Period
ING GET U.S. Core Portfolio – Series 14	0.1125% Offering Period 0.270% Guarantee Period